Distribution Financial Services RV Trust 1999-3
September 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance         302,011,424.03
Beginning Pool Factor              1.00000000

Distribution Allocable to Principal on Notes
                                    Prior                              Current
                    Class           Prin.Pymt.   $1000 orig.prin.bal.  Prin.Pymt.    $1000 orig.prin.bal.

                     A-1                $0.00           0.0000000            $0.00         0.0000000
                     A-2                $0.00           0.0000000    $5,468,144.48        54.4994168
                     A-3                $0.00           0.0000000            $0.00         0.0000000
                     A-4                $0.00           0.0000000            $0.00         0.0000000
                     A-5                $0.00           0.0000000            $0.00         0.0000000
                     A-6                $0.00           0.0000000            $0.00         0.0000000
                       B                $0.00           0.0000000            $0.00         0.0000000
                       C                $0.00           0.0000000            $0.00         0.0000000

Distribution Allocable to Interest on Notes
                                     Prior                              Current
     Class          Rate             Int.Pymt.  $1000 orig.prin.bal.    Int.Pymt. $1000 orig.prin.bal.
      A-1           5.32%               $0.00           0.0000000            $0.00         0.0000000
      A-2           5.97%               $0.00           0.0000000      $276,230.23         2.7531069
      A-3           6.43%               $0.00           0.0000000      $259,718.42         5.3583334
      A-4           6.65%               $0.00           0.0000000      $479,952.67         5.5416667
      A-5           6.76%               $0.00           0.0000000      $211,728.83         5.6333330
      A-6           6.88%               $0.00           0.0000000      $314,456.13         5.7333330
        B           7.17%               $0.00           0.0000000       $55,943.93         5.9750000
       C            7.92%               $0.00           0.0000000       $49,440.60         6.6000000

Note Balance After Giving Effect to Principal Distribution
                    Class    Beginning Balance        Pool Factor   Ending Balance  Pool Factor
                     A-1                0.00            0.0000000            $0.00         0.0000000
                     A-2       55,523,663.89            1.0000000   $50,055,519.41       553.3883219
                     A-3       48,470,000.00            1.0000000   $48,470,000.00         1.0000000
                     A-4       86,608,000.00            1.0000000    86,608,000.00          1.0000000
                     A-5       37,585,000.00            1.0000000    37,585,000.00          1.0000000
                     A-6       54,847,000.00            1.0000000    54,847,000.00          1.0000000
                       B        9,363,000.00            1.0000000     9,363,000.00          1.0000000
                       C        7,491,000.00            1.0000000     7,491,000.00          1.0000000
Servicing Fee                                                                                              $237,263.56
Servicing Fee Per $1,000 of Orig.Note                                                                        0.6334951

Realized Losses                                                                                            $253,600.14

Reserve Account Balance                                                                                  $6,771,419.35

Payments Received with Respect to Receivables During Most Recently Ended Collection Period               $7,203,053.44
          Interest Payments Received                                                                     $2,266,282.38
          Scheduled Principal Payments Received                                                          $1,451,282.06
          Principal Prepayments Received                                                                 $3,485,489.00

Distribution to Residual Interestholders                                                                         $0.00

Noteholders' Interest Carryover Shortfall                                                                        $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                    0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period                      $0.00

Ending Pool Balance                                                                                    $296,821,052.83
Ending Pool Factor                                                                                          0.79251393